Exhibit 10.29

ROSENTHAL & ROSENTHAL, INC.

1370 Broadway

New York, NY 10018

November 24, 2021

Reed’s Inc.

201 Merritt 7 Corporate Park

Norwalk, CT 06851

Ladies and Gentlemen:

Reference is made to the Financing Agreement entered into between us dated October 4, 2018, as amended and/or supplemented (the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Financing Agreement.

This agreement (“Agreement”) hereby amends the Financing Agreement as follows:

1. Section 1.6 of the Financing Agreement is hereby amended, in its entirety, as follows:

“1.6 “Collateral Documents” shall mean any and all security agreements, deposit account control agreements, mortgages and other documents executed and delivered to Lender to secure the Obligations including but not limited to the Pledged Securities, the Amended and Restated Pledge Agreement executed by John J. Bello and Nancy E. Bello, as Co-Trustees of THE JOHN AND NANCY BELLO REVOCABLE LIVING TRUST, under agreement dated December 3, 2012, executed contemporaneously with this Agreement (“Pledge Agreement”) and the Control Agreement defined in the Pledge Agreement.”

2. Section 1.17 is deleted in its entirety, and the following is added as a new Section 1.31(a):

“1.31(a) “Pledged Securities” shall have the meaning set forth in Section 2.1.”

3. Section 2.1 is hereby amended and restated in its entirety so as to read as follows:

“Lender shall, in its commercially reasonable discretion, make loans to Borrower from time to time, at Borrower’s request, which loans in the aggregate shall not exceed the up to the lesser of (A) the Maximum Credit Facility; or (B) the Loan Availability, which means (a) the Receivable Availability equal to up to eighty percent (80%) of the Net Amount of Eligible Receivables; plus (b) the Inventory Availability, which means the lesser of (A) (i) up to sixty-five percent (65%) of the lower of cost or market value of Eligible Inventory consisting of finished goods, but in no event more than up to eighty-five percent (85%) of the orderly appraised net liquidation value, as set forth in an appraisal obtained at Borrower’s expense and issued by an appraiser satisfactory to Lender; plus (ii) the lesser of (x) up to thirty-five percent (35%) of Eligible Inventory consisting of raw materials, but in no event more than up to eighty-five percent (85%) of the net orderly liquidation value; or (y) one million dollars ($1,000,000), or (B) six million dollars ($6,000,000); plus a Permitted Overadvance (the “Permitted Overadvance”) not to exceed (x) one million five hundred thousand dollars ($1,500,000) provided that the Obligations are secured by the value of securities having a fair market value determined by Lender on the date of this amendment of not less than two million dollars ($2,000,000) pledged to Lender by John J. Bello and Nancy E. Bello, as Co-Trustees of THE JOHN AND NANCY BELLO REVOCABLE LIVING TRUST, under agreement dated December 3, 2012, held in account #1134-4851 at Charles Schwab & Co., Inc., evidenced by that certain Pledge Agreement, and as to which Pledged Securities Lender has a first and only perfected security interest by the Control Agreement in form and substance acceptable to Lender (the “Pledged Securities”), plus (y) an additional two million five hundred thousand dollars ($2,500,000) provided that the Obligations are secured in the value of additional and similarly Pledged Securities having a fair market value determined by Lender on the date of this Amendment of not less than three million three hundred thousand ($3,300,000) and a limited personal guaranty of John J. Bello in form and substance acceptable to Lender and further provided that the Permitted Overadvance of this Subsection (y) is paid in full to Lender not later than March 31, 2022, at which time said personal guaranty will be discharged and the amount of Pledged Securities may be reduced to that amount required in Subsection (x) unless there then exists an Event of Default, minus such reserves as Lender may deem, in its sole discretion, to be necessary from time to time.”

4. Section 9.1 (11) is amended and restated in its entirety so as to read as follows:

“(11) (a) if at any time the fair market value of the Pledged Securities as determined by Lender is less than one million seven hundred sixty-five thousand dollars ( $1,765,000) and is not restored within three (3) business days to a value of two million dollars ($2,000,000) in substance satisfactory to Lender for the Permitted Overadvance provided in Section 2.1(x) or (b) if at any time the fair market value of the Pledged Securities as determined by Lender is less than three million three hundred thousand dollars ($3,300,000) and is not restored within three (3) business days in substance satisfactory to Lender until the Permitted Overadvance provided in Section 2.1(y) is paid in full as therein provided;

[Remainder of Page Left Intentionally Blank-Signature Page Follows]

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Except as hereinabove specifically set forth, all of the terms and conditions of the Financing Agreement remain in full force and effect and shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ Ian Brown
Ian Brown, Vice President

Agreed:

REED’S INC.

By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr., CEO

By:	/s/ Thomas J. Spisak
Thomas J. Spisak, CFO and Secretary

[Signature Page to Amendment to Financing Agreement]